                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                          June 12, 2007 (June 8, 2007)

                                Aircastle Limited
             (Exact name of registrant as specified in its charter)

            Bermuda                   001-32959               98-0444035
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(State or other jurisdiction of      (Commission             (IRS Employer
         incorporation)              File Number)         Identification No.)

           c/o Aircastle Advisor LLC
300 First Stamford Place, Stamford, Connecticut                      06902
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    (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code   (203) 504-1020
                                                   -----------------------------

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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

SECURITIZATION

GENERAL. On June 1, 2007, Aircastle Limited ("Aircastle") issued a press release which was filed as Exhibit 99.1 to the Company's Current Report on Form 8-K,
filed June 1, 2007, and which is incorporated herein by reference, announcing that the ACS 2007-1 Pass Through Trust (the "Trust") priced a single tranche of
$1,170,000,000 of Class G-1 Floating Rate Asset Backed Certificates, series
2007-1 (the "Certificates"). The Certificates bear interest on a floating rate basis at the rate of one-month LIBOR plus 0.26%.

The Trust will purchase Class A-1 Notes ("Notes") issued by subsidiaries of
Aircastle, ACS 2007-1 Limited and ACS Aircraft Finance Ireland 2 Limited (the
"Note Issuers"), which will use the proceeds of the sale of the Notes to acquire a portfolio expected to consist of 59 aircraft from affiliates of Aircastle. The
Notes also bear interest at the rate of one-month LIBOR plus 0.26% and the Note
Issuers have entered into interest rate swaps fixing the rate for five years.
These swaps, together with the guarantee premium and other costs of trust administration, result in an estimated fixed rate cost of 6.20 % per annum, after the amortization of issuance fees and expenses. Aircastle will hold substantially all the equity interests in the Note Issuers, and will consolidate the results of the Note Issuers with Aircastle's results. Aircastle, ACS 2007-1
Limited and ACS Aircraft Finance Ireland 2 Limited, together with their respective subsidiaries, are referred to herein as the ACS-2 Group.

In connection with the closing of the sale of the Certificates on June 8, 2007,
Aircastle entered into two trust indentures. The following summary of certain provisions of the trust indentures is qualified in its entirety by reference to the complete trust indentures filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

LIQUIDITY. The ACS-2 Group will be required to maintain, as of each monthly payment date, unrestricted cash in an amount sufficient to cover its operating expenses over the one month, or in the case of maintenance expenditures, the three months following such payment date. In addition, HSH Nordbank AG, New York branch, provided a liquidity facility to the ACS-2 Group in the initial amount of $87.75 million and thereafter the greater of (a) 7.5% of the outstanding principal amount of the Notes and (b) $65 million, which may under certain circumstances be drawn upon to pay expenses of the ACS-2 Group, interest rate swap payments and interest on the Notes.

SERVICING. Aircastle's wholly-owned subsidiaries, Aircastle Advisor LLC and
Aircastle Advisor (Ireland) Limited provide lease remarketing and other services to the ACS-2 Group entities and each receives a fee equal to 2.0% of the aggregate rentals received in relation to the aircraft it is remarketing and, in the case of Aircastle Advisor (Ireland) Limited, 1.0% of the net sales proceeds of any aircraft sold. Aircastle Advisor LLC also provides administrative services to the ACS-2 Group entities and is paid an annual fee equal to 0.5% of the aggregate rentals received each month on the ACS-2 Group aircraft.

The remarketing services and administrative agency agreements may be terminated in certain circumstances by the ACS-2 Group or the financial guaranty insurance policy provider in the event of a default by or insolvency of any of the remarketing servicers or administrative agents,, and in addition the remarketing servicers may be terminated if, among other things, (i) at least 15% of the aircraft of the ACS group remain off-lease for four months or more after having been reasonably available for lease, (ii) Aircastle's tangible net worth falls below $250 million, (iii) Aircastle's leverage ratio exceeds 8.5, or (iv)
Fortress Investment Group LLC and its affiliates ("Fortress") fail to maintain a
10% ownership interest in Aircastle until the fifth anniversary of the closing date unless Aircastle's net worth is at least $600 million; provided, however, that the foregoing will not be a termination event if Fortress has not sold any shares of Aircastle.

International Lease Finance Corporation as agreed to act as the back-up remarketing servicer and will provide remarketing services if the remarketing service agreements terminate prior to repayment of the Notes. In addition to monthly stand-by fees, the back-up remarketing servicer would receive, upon the termination of the remarketing services agreements, an additional monthly rent-based fee equal to 3.0% of the aggregate rents received on the ACS-2 Group aircraft and a sales-based incentive fee with respect to each aircraft sale in the amount of 3.0% of the value of the total consideration paid by the buyer.

INTEREST RATE. The Notes will bear interest at one-month LIBOR plus 0.26%. The
Note Issuers have entered into an interest rate swaps intended to hedge the interest rate exposure associated with issuing floating-rate obligations backed by primarily fixed-rate lease assets. These swaps, together with the guarantee premium, the spread referenced above and other costs of trust administration, result in an estimated fixed rate cost of 6.20% per annum, after the amortization of issuance fees and expenses.

PAYMENT TERMS. The interest and principal payments on the Notes are due on a monthly basis. The scheduled payments of principal have been calculated such that the principal balance of the Notes will be equal to 60.6% of the lesser of the mean and median of base value appraisals obtained from three internationally recognized appraisal firms as of December 31, 2006 ("Initial Appraised Value")
as such Initial Appraised Value is decreased over time by an assumed amount of depreciation. During the first five years of the transaction, subject to compliance with the debt service coverage ratio test in years four and five, all cash flows attributable to the underlying aircraft after payment of expenses, interest and scheduled principal payments, or excess securitization cash flows, will be available for distribution to Aircastle. Aircastle intends to use the excess securitization cash flow to pay dividends or for other purposes.
Aircastle expects to refinance the Notes on or prior to June 2012. In the event that the Notes are not repaid on or prior to June 2012, the excess securitization cash flow will be used to repay the principal amount of the Notes and will not be available to Aircastle to pay dividends to its shareholders or for other purposes. If during year four or five of the transaction, the debt service coverage ratio test fails on two consecutive payment dates, the excess securitization cash flow will thereafter be used to repay the principal amount of the Notes and will not be available to Aircastle to pay dividends to its shareholders or for other purposes. The debt service coverage ratio test will fail to the extent that the trailing six month debt service coverage ratio is less than 1.7:1.

If the Notes are voluntarily redeemed, other than in certain limited circumstances, the redemption price will be 103% of the then-outstanding principal balance of the Notes, if the

redemption occurs in the first ten months following the closing of the securitization. The redemption price reduces to 102% during the period between
11 and 20 months following closing, and to 101% in the period between 21 and 30 months following closing, and 100% thereafter. A redemption premium would also be payable to the financial guaranty insurance policy issuer in the event of a voluntary redemption prior to the third anniversary of the closing date, and the financial guaranty insurance policy issuer's monthly premium will increase if the Certificates are not fully repaid within 72 months of the closing date.

MATURITY DATE. The final maturity date is June 8, 2037. Aircastle intends to refinance the Certificates on or before June 2012.

COLLATERAL. The property of the trust includes the Notes and rights under the financial guaranty insurance policy. The Notes are secured by first priority perfected security interests in and pledges or assignments of equity ownership and beneficial interests in certain ACS-2 Group entities, as well as by their interests in leases of the aircraft they own, by cash held by or for them and by their rights under agreements with the service providers. Rentals and reserves paid under leases of the ACS-2 Group aircraft will be placed in collection accounts and paid out according to a priority of payments.

DEFAULT AND REMEDIES. Aircastle, ACS 2007-1 Limited and ACS Aircraft Finance
Ireland 2 Limited will be in default under the transaction documents in the event that, among other things, interest on the Notes or principal due at final maturity is not paid, certain other covenants are not complied with and noncompliance materially adversely affects the noteholder, any significant ACS-2
Group member becomes the subject of insolvency proceedings or a judgment for the payment of money exceeding five percent of the then assumed aircraft portfolio value is entered and remains unstayed for a period of time. Following any such default and acceleration of the Notes by the controlling party, the security trustee may exercise such remedies in relation to the collateral as may be available to it under applicable law, including the sale of any of the aircraft at public or private sale and on such terms as it may determine to be commercially reasonable. After the occurrence of certain bankruptcy and insolvency related events of default, or any acceleration of the Notes after the occurrence of any event of default, all cash generated by the ACS-2 Group will be used to prepay the Notes and will not be available to Aircastle to make distributions to its shareholders or for other purposes.

CERTAIN COVENANTS. The transaction documents contain other operating covenants applicable to the ACS-2 Group entities, including covenants that restrict the investment and business activities of the ACS-2 Group, limit the amount of debt that can be assumed by the ACS-2 Group entities and the payments they may make outside the payment priority provisions of the transaction documents, restrict their ability to grant liens, and limit their ability to merge, amalgamate, consolidate or transfer assets.

SECTION 2 -- FINANCIAL INFORMATION

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 is hereby incorporated herein by reference.

SECTION 9 -- FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1 Trust Indenture, dated as of June 8, 2007, among ACS 2007-1 Limited, as
Issuer, ACS Aircraft Finance Ireland 2 Limited, as Guarantor, Deutsche Bank
Trust Company Americas, in its capacity as the Cash Manager, Deutsche Bank Trust
Company Americas, in its capacity as the person accepting appointment as the
Trustee under the Indenture, HSH Nordbank AG, New York Branch, Financial
Guaranty Insurance Company and Deutsche Bank Trust Company Americas, in its
capacity as the Drawing Agent

10.2 Trust Indenture, dated as of June 8, 2007, among ACS Aircraft Finance
Ireland 2 Limited, as Issuer, ACS 2007-1 Limited, as Guarantor, Deutsche Bank
Trust Company Americas, in its capacity as the Cash Manager, Deutsche Bank Trust
Company Americas, in its capacity as the person accepting appointment as the
Trustee under the Indenture, HSH Nordbank AG, New York Branch, Financial
Guaranty Insurance Company and Deutsche Bank Trust Company Americas, in its
capacity as the Drawing Agent

99.1     Press Release dated June 11, 2007

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AIRCASTLE LIMITED
                                        (Registrant)

                                        /s/ David Walton
                                        ---------------------------------------
                                        David Walton
                                        Chief Operating Officer, General Counsel
                                        and Secretary

Dated: June 12, 2007

                                  EXHIBIT INDEX

Exhibit Number              Exhibit
-------------------------   ----------------------------------------------------
10.1                        Trust Indenture, dated as of June 8, 2007, among ACS
                            2007-1 Limited, as Issuer, ACS Aircraft Finance
                            Ireland 2 Limited, as Guarantor, Deutsche Bank Trust
                            Company Americas, in its capacity as the Cash
                            Manager, Deutsche Bank Trust Company Americas, in
                            its capacity as the person accepting appointment as
                            the Trustee under the Indenture, HSH Nordbank AG,
                            New York Branch, Financial Guaranty Insurance
                            Company and Deutsche Bank Trust Company Americas, in
                            its capacity as the Drawing Agent

10.2                        Trust Indenture, dated as of June 8, 2007, among ACS
                            Aircraft Finance Ireland 2 Limited, as Issuer, ACS
                            2007-1 Limited, as Guarantor, Deutsche Bank Trust
                            Company Americas, in its capacity as the Cash
                            Manager, Deutsche Bank Trust Company Americas, in
                            its capacity as the person accepting appointment as
                            the Trustee under the Indenture, HSH Nordbank AG,
                            New York Branch, Financial Guaranty Insurance
                            Company and Deutsche Bank Trust Company Americas, in
                            its capacity as the Drawing Agent

99.1                        Press Release dated June 11, 2007